UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 16, 2010

THE TALBOTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 21, 2010, The Talbots, Inc. (the “Company”) filed a Current Report on Form 8-K under Item 5.02 (the “Original 8-K”) disclosing, among other things, that Marjorie L. Bowen and Andrew H. Madsen were appointed to the Board of Directors of the Company (the “Board”), effective as of April 16, 2010.  At the time of the filing, the Board had not yet determined the committee(s) of the Board on which Ms. Bowen and Mr. Madsen would serve.

The Company is filing this amendment to the Original Form 8-K to disclose that, effective May 20, 2010, the Board made the following committee appointments:

•	Mr. John W. Gleeson, Ms. Susan M. Swain, Ms. Bowen and Mr. Madsen will serve on the Audit Committee with Mr. Gleeson serving as the Committee Chair.

•	Mr. Gary M. Pfeiffer, Mr. Gleeson and Mr. Madsen will serve on the Compensation Committee with Mr. Pfeiffer serving as the Committee Chair.

•	Ms. Swain, Ms. Bowen, and Mr. Pfeiffer will serve on the Corporate Governance and Nominating Committee with Ms. Swain serving as the Committee Chair.

In addition, Ms. Swain has been appointed to serve as the Lead Independent Director.  Mr. Pfeiffer will continue to serve as Chairman of the Board.

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SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.

Dated: May 21, 2010	By:	/s/ Richard T. O’Connell, Jr.
		Name:	Richard T. O’Connell, Jr.
		Title:	Executive Vice President, Real Estate, Legal, Store Planning & Design and Construction, and Secretary

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